Exhibit 10.2

CONSENT AND WAIVER TO AMENDED AND
RESTATED CREDIT AGREEMENT

     CONSENT AND WAIVER, dated as of June 14, 2004, to the Amended and Restated Credit Agreement referred to below (this “Consent”) among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), the lenders party hereto (“Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, “Agent”).

W I T N E S S E T H

     WHEREAS, Borrower, Lenders and Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

     WHEREAS, Agent and Required Lenders have agreed to waive certain violations of the Loan Agreement and consent to certain actions to be taken by the Borrower that would otherwise be in violation of the Credit Agreement, all in the manner, and on the terms and conditions, provided for herein;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein (including in the recitals hereto) shall have the meanings ascribed to them in the Credit Agreement.

     2. Consent and Waiver.

          (a) As of the Consent Effective Date (as hereinafter defined), Agent and Required Lenders hereby consent to, and waive any Event of Default under Sections 6.1 and 6.2 of the Credit Agreement arising solely out of, the formation by Borrower of Diamondbacks Inc., a Delaware corporation (“DI”) and Diamondback Acquisition Inc, an Indiana corporation (“DAI”, together with DI, the “Acquisition Subsidiaries”); provided that, within 10 days of the request of Agent, Borrower shall, or shall cause the Acquisition Subsidiaries, to (x) provide to Agent a joinder to the Credit Agreement, together with such other such security documents, as well as appropriate financing statements, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Encumbrances) in and to the assets of each Acquisition Subsidiary), (y) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in each Acquisition Subsidiary, in form and substance satisfactory to Agent, and (z) provide to Agent all other documentation (including a legal opinion of counsel acceptable to Agent), which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above;

          (b) As of the Consent Effective Date (as hereinafter defined), Agent and Required Lenders hereby consent to, and waive any Event of Default under Section 6.1(b) of the Credit Agreement arising solely out of, the execution and delivery of the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Acquisition Subsidiaries and Giants Inc. (“Giants”), and the Shareholder Tender Agreement (the “Tender Agreement”, together with the Merger Agreement, the “Merger Documents”), by and among Acquisition Subsidiaries and Giants, each in substantially in the form provided to Agent on June 14, 2004; and

          (c) As of the Consent Effective Date (as hereinafter defined), Agent and Required Lenders hereby consent to, and waive any Event of Default under Section 8.1(e) of the Credit Agreement arising solely out of the breach of the representations and warranties set forth in Section 3.9 of the Credit Agreement which would be rendered untrue or incorrect as of the date of this Consent as a result of the formation of the Acquisition Subsidiaries and the execution and delivery of the Merger Documents.

     3. Merger. Notwithstanding the foregoing, Borrower, Agent and Required Lenders acknowledge and agree that nothing set forth herein shall be deemed to be a consent by Agent and Lenders to the consummation of the merger or any other transaction contemplated by Merger Documents, and Borrower, Agent and Required Lenders further acknowledge and agree that the consent of Agent and Required Lenders is required by the terms of the Credit Agreement in order to consummate the merger and the other transactions contemplated by Merger Documents.

     4. Representations and Warranties. To induce Required Lenders and Agent to enter into this Consent, Borrower hereby represents and warrants that:

          (a) The execution, delivery and performance by Borrower and each Guarantor of this Consent is (i) within Borrower’s and each Guarantor’s corporate power and has been duly authorized by all necessary corporate and shareholder action; (ii) does not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) does not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) does not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) does not require the consent or approval of any Governmental Authority or any other Person.

          (b) This Consent has been duly executed and delivered by or on behalf of Borrower and each Guarantor.

          (c) This Consent constitutes a legal, valid and binding obligation of Borrower and each Guarantor enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) No Default or Event of Default has occurred and is continuing after giving effect to this Consent.

          (e) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Consent or, to the extent applicable, perform any of its obligations under this Consent, the Credit Agreement or any other Loan Document, or the validity or enforceability of this Consent, the Credit Agreement or any other Loan Document or any action taken under this Consent, the Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

          (f) All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents (other than Section 3.9 of the Credit Agreement to the extent set forth in Section 2(c) above) are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

     5. Remedies. This Consent shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Consent shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

     6. No Other Consents. The Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Consent shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

     7. Waiver of Claims. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Consent Effective Date.

     8. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Consent and all other documents and instruments delivered in connection herewith.

     9. Effectiveness. This Consent shall become effective as of June 15, 2004 (the “Consent Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to June 15, 2004:

     (a) Consent. Agent shall have received facsimile copies (promptly followed by eight (8) original copies) of this Consent duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by ASL.

     (b) Representations and Warranties. All representations and warranties contained in this Consent shall be true and correct on and as of the Consent Effective Date.

     10. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     11. Counterparts. This Consent may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By:	/s/ Michael F. Hines

Name: Michael F. Hines
Title: Chief Financial Officer

AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Charles Chiodo

Name: Charles Chiodo
Its: Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Charles Chiodo

Name: Charles Chiodo
Its: Duly Authorized Signatory

PNC BUSINESS CREDIT

By:	/s/ Stephen W. Boyd

Name: Stephen W. Boyd
Title: Vice President

FLEET RETAIL GROUP, INC.

By:	/s/ James R. Dore

Name: James R. Dore
Title: Managing Director

NATIONAL CITY BANK OF PENNSYLVANIA

By:	/s/ Richard M. Beaty II

Name: Richard M. Beaty II
Title: Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

CITIZEN’S BANK OF PENNSYLVANIA

By:	/s/ Don Cmar

Name: Don Cmar
Title: Vice President

The undersigned Guarantor hereby (i) acknowledges to each of the waivers and consent effected by this Consent and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Consent.

ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By:	/s/ Michael F. Hines

Name: Michael F. Hines
Title: President